EXHIBIT 4.4

[FORM OF REPRESENTATIVE'S WARRANT CERTIFICATE]

THE REPRESENTATIVE'S WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVE'S WARRANT
REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH
THE WARRANT AGREEMENT REFERRED TO HEREIN.

                    EXERCISABLE ON OR BEFORE
           5:30 P.M., NEW YORK TIME, August    , 2002

              Representative's Warrant No.

        ____ Shares of Common Stock and/or ____ Warrants


                      WARRANT CERTIFICATE

     This Warrant Certificate certifies that         , or
registered assigns, is the registered holder of Warrants to purchase initially, at any time from August ___, 1998 until 5:30 p.m., New York time on August ___, 2002 ("Expiration Date"), up to ____ shares of Common Stock and/or ____ Series 1 Warrants and/or ____ Series 2 Warrants at the initial exercise price, subject to adjustment in certain events, of $____ [120% of initial offering price per share] per share of Common Stock and $___ per Warrant (the "Exercise Price") upon surrender of this Representative's Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of August___, 1997 between the Company and National Securities Corporation (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Representative's
Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Representative's Warrant evidenced by this Warrant Certificate are part of a duly authorized issue of Representative's Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Representative's Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Representative's Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Representative's Warrant shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Representative's
Warrant evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Representative's Warrant.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     This Warrant Certificate does not entitle any holder thereof to any of the rights of a shareholder of the Company.


     IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed under its corporate seal.

Dated as of August ____, 1997

ATTEST:                         THERMOENERGY CORPORATION



--------------------            By:
Secretary                          ------------------------
                                   Name:
                                   Title:

                  FORM OF ELECTION TO PURCHASE


     The undersigned hereby irrevocably elects to exercise the
right,  represented  by this Warrant Certificate, to purchase
____ shares of Common Stock and/or ____ Series 1 Warrants and/or
____ Series 2 Warrants and herewith tenders in payment for such securities a certified or official bank check payable in New York
Clearing House Funds to the order of ThermoEnergy Corporation
(the "Company") in the amount of $_____, all in accordance with the terms of Section 4 of the Representative's Warrant Agreement dated as of August ___, 1997 between the Company and National
Securities Corporation.  [Add cashless exercise provision.]  The undersigned requests that a certificate for such securities be registered in the name of ______________________________, whose address is
______________________________________________________________________________
and that such certificate be delivered to                  ,
whose address is
                      , and if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant
Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undesigned warrantholder or his assignee as below indicated and delivered to the address stated below.


Dated:


                              Signature:
                                        ----------------------
                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of the
                              Warrant Certificate.)
                              Address:
                                      ------------------------
                                      ------------------------
                              (Insert Social Security or Other
                              Identifying Number of Holder)

Signature Guaranteed:
                      -----------------------------------------
(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

FORM OF ASSIGNMENT

    (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED,                    hereby sells, assigns and
transfers unto [NAME OF TRANSFEREE] this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:
       --------------


                               Signature:
                                         ---------------------
                               (Signature must conform in all
                               respects to name of holder as
                               specified on the face of the
                               Warrant Certificate.)
                               Address:
                                       -----------------------
                                       -----------------------

                               -------------------------------
                               (Insert Social Security or Other
                               Identifying Number of Holder)

Signature Guaranteed:
                      -----------------------------------------
(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)